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                                  EXHIBIT 23.3


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                                                                   EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 for the Micrografx, Inc. 1995 Incentive and Nonstatutory Stock Option Plan, as amended, of our reports dated August 2, 1996 included in Micrografx Inc.'s Form 10-K for the year ended June 30, 1998. We have not audited any financial statements subsequent to June 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                     /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
February 9, 1999